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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at December 31, 1997        Filed
             (Unaudited, subject to adjustment)        herewith

   B         Statement of Income and                   Filed
             Accumulated Deficit for the twelve        herewith
             months ended December 31, 1997
             (Unaudited, subject to adjustment)

   C         Statement of Cash Flows                   Filed
             for the twelve months ended               herewith
             December 31, 1997
             (Unaudited, subject to adjustment)